                                                                EXHIBIT 4.8(c)

                 UNANIMOUS CONSENT RESOLUTON OF THE DIRECTORS OF
                         SHURFLO PUMP MANUFACTURING CO.


The undersigned, being all of the members of the Board of Directors of SHURflo Pump Manufacturing Co., a California Corporation (the "Company"), hereby consent to the following actions WITHOUT A FORMAL MEETING OF THE BOARD OF DIRECTORS, or notice thereof:

     WHEREAS, this Company maintains the SHURflo 401(k) Profit Sharing Plan (hereinafter referred to as the "401(k) Plan") for the exclusive benefit of participating employees and their beneficiaries; and

     WHEREAS, this Board deems it desirable to amend the 401(k) Plan to permit employees to begin unmatched pre-tax employee contributions on the next plan entry date after their date of hire but to retain the existing six month and 1000 hour eligibility requirements for purposes of receiving Company matching contributions;

     NOW, THEREFORE, RESOLVED, effective December 31, 1999, Section 2.01 of the 401(k) Plan be and it hereby is amended in the following respects:

     1. Section 2.01 is amended to read as follows:

          2.01 ELIGIBILITY. Eligibility conditions. To become a participant in the Plan, an Employee must satisfy the following eligibility conditions: (b) Service requirement. (3) One Hour of Service.

Dated this 14th day of December, 1999


                                            /s/ GEORGE E. WARDEBERG
                                            ---------------------------
                                            George E. Wardeberg

                                            /s/ THOMAS F. SCHRADER
                                            ---------------------------
                                            Thomas F. Schrader

                                            /s/ JOSEPH P. WENZLER
                                            ---------------------------
                                            Joseph P. Wenzler

                                            /s/ J. RUSSELL PHILLIPS
                                            ---------------------------
                                            J. Russell Phillips

                                            /s/ JOHN W. CASEY
                                            ---------------------------
                                            John W. Casey